FOR IMMEDIATE RELEASE

CONTACT:	Maria C. Duey
Vice President, Corporate Development & Investor Relations
(248) 593-8810
mduey@horizonglobal.com

HORIZON GLOBAL REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2016, HIGHLIGHTED BY THE TRANSFORMATIONAL ACQUISITION OF WESTFALIA

Full-Year 2016 Highlights

▪	Completed first full calendar year as an independent public company

▪	Completed acquisition of Westfalia, addressing a geographic gap in global footprint

▪	Operating profit margin decreased to 1.0 percent, down 240 basis points

▪	Adjusted operating profit margin, excluding Westfalia(1), increased from 5.2 percent to 6.5 percent, up 130 basis points

▪	Adjusted segment operating profit margin, excluding Westfalia(1), increased from 8.4 percent to 10.0 percent, up 160 basis points

▪	Net sales increased from $576 million to $649 million, up 12.8 percent

▪	Net sales, excluding Westfalia(1), increased from $575.5 million to $594.7 million, up 3.3 percent

▪	Net sales, excluding Westfalia(1), increased 4.2 percent in constant currency(2)

▪	Operating cash flow increased from $26.9 million to $35.4 million, up 31.6 percent

Troy, Michigan, March 9, 2017 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today reported fourth quarter and full year financial results for 2016. During the fourth quarter, the Company completed the acquisition of Westfalia, adding world class brands and products as well as design and manufacturing expertise to the Company’s position as a global leader in the towing and trailering industry.

“The close of 2016 marks the achievement of two significant milestones,” said A. Mark Zeffiro, President and Chief Executive Officer of Horizon Global. “We completed our first calendar year as an independent public company, and second, we achieved one of our key financial priorities by delivering 10.0 percent adjusted segment operating margin, excluding Westfalia.

"We made great progress in the last twelve months, including the acquisition of Westfalia, a European leader in towing products that addresses a geographic gap in our global footprint. Similar to the Horizon Global legacy business, Westfalia experiences volume seasonality in both the OE and aftermarket channels, with the fourth quarter historically representing the lowest quarterly revenue during the calendar year. We remain focused on the integration of the Westfalia business, with a continued expectation of realizing €9 million of synergies in 2017.”

2016 Fourth Quarter Segment Highlights
In connection with the acquisition of Westfalia and beginning with the fourth quarter and full year 2016, Horizon Global will report results for three reportable segments based on geography. These segments include: Horizon Americas, Horizon Asia-Pacific, and Horizon Europe-Africa.

Horizon Americas. Net sales increased 6.6 percent on a reported basis, with strong volume in the OE, e-commerce, and retail channels. Operating profit decreased $2.9 million to $3.1 million, or 3.3 percent of net sales, attributable, in part, to the impairment of certain intangible assets in our Brazil business. Adjusted operating profit(1) decreased $1.9 million to $6.1 million, or 6.5 percent of net sales.

Horizon Asia-Pacific. Net sales increased 7.0 percent on a reported basis, driven by a new customer in the industrial channel and strong growth in the retail channel. Operating profit decreased $0.4 million to $2.4 million, or 9.2 percent of net sales, as a result of ramp-up costs associated with the new customer and a large OE recovery during 2015 that did not recur.

Horizon Europe-Africa. Net sales increased 568.9 percent on a reported basis, driven by the acquisition of Westfalia and strong growth in the OE channel, both in new and existing programs. Operating loss increased $12.9 million to $13.8 million, or 21.5 percent of net sales, as a result of the acquisition of Westfalia and the impacts of purchase accounting and transaction-related expenses, including professional fees and severance. Adjusted operating loss(1) increased $2.1 million to $3.0 million, or 4.6 percent of net sales.

“Our goal of 10.0 percent adjusted segment operating margin, excluding Westfalia, is now behind us, and we are driving towards our next goal of achieving a 10.0 percent adjusted operating profit margin for our entire enterprise, including Westfalia,” said Zeffiro. “We are confident that the integration of Westfalia will contribute to the achievement of this next milestone. Margin improvement remains our number one priority.

“In February of this year, we successfully completed a common stock offering and convertible senior notes offering, raising approximately $210 million in gross proceeds in the aggregate to strengthen the balance sheet, reduce interest costs and provide us with greater financial flexibility to pay down debt and pursue strategic acquisition opportunities. As we move through 2017, we are focused on expanding our market share, leveraging our strengths in both the OE and e-commerce channels and driving continuous improvement across our global operations as we work to achieve a profitable and sustainable business mix and deliver future financial performance that will reward our shareholders.”

2017 Full-Year Outlook
The Company expects solid performances from each of its businesses in 2017, driven by the continued positive momentum across our brand portfolio and further expansion of market share in both the OE and e-commerce channels. In light of these expectations and the anticipated full-year benefits from the addition of Westfalia, the integration of our European operations, and the impact of facilities consolidation and systems integration, the Company is offering the following guidance for fiscal year 2017:

▪	Revenue growth of 30 to 35 percent

▪	Operating profit between $40 million and $46 million, up 370 to 410 basis points

▪	Adjusted operating profit(3) between $53 million and $59 million, up 60 to 100 basis points

▪	Operating cash between $40.0 million and $50.0 million

▪	Diluted earnings per share between $0.46 and $0.56

▪	Adjusted diluted earnings per share(3) between $0.90 and $1.00

Conference Call Details
Horizon Global will host a conference call regarding fourth quarter and full year 2016 earnings on Thursday, March 9, 2017 at 8:30 a.m. Eastern Time. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 711-8052 and from outside the U.S. at (832) 900-4641. Please use the conference identification number 60680926.

The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. An earnings presentation will also be available on the Horizon Global website at the time of the conference call. Shareholders, media representatives and others may participate in the webcast by registering through the investor relations section on the Company’s website.

A replay of the call will be available on Horizon Global’s website or by phone by dialing (800) 585-8367 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 60680926. The telephone replay will be available approximately two hours after the end of the call and continue through March 23, 2017.

About Horizon Global
Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America, Australia and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage with our employees and realize value creation for our shareholders.
Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: BULLDOG, Draw-Tite, Fulton, Hayman Reese, Reese, ROLA, Tekonsha, and Westfalia. Horizon Global has approximately 4200 employees in 39 facilities across 20 countries.
For more information, please visit www.horizonglobal.com.

Safe Harbor Statement
This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including the preliminary results for the year ended December 31, 2016 and expected synergies from the Westfalia acquisition. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as "may," "could," "should," "estimate," "project," "forecast," "intend," "expect," "anticipate," "believe," "target," "plan" or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the finalization of the Company’s results for the quarter and year ended December 31, 2016, including the completion of purchase accounting for the Westfalia transaction; the Company's leverage; liabilities imposed by the Company's debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions; the Company's accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company's business and industry; the spin-off from TriMas Corporation; risks inherent in the achievement of cost synergies and timing thereof in connection with the Westfalia acquisition, including whether the acquisition will be accretive; the Company's ability to promptly and effectively integrate Westfalia; the performance and costs of integration of Westfalia; and other risks that are discussed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
Please refer to "Company and Business Segment Financial Information” and “Company and Operating Segment Financial Information, Excluding Westfalia,” both of which detail certain costs, expenses, other charges, collectively described as ''Special Items,'' that are included in the determination of operating profit under GAAP, but that management would not consider important in evaluating the quality of the Company's operating results as they are not indicative of the Company's core operating results or may obscure trends useful in evaluating the Company's continuing activities. Accordingly, the Company presents adjusted operating profit and adjusted segment operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.  Further, the Company presents adjusted operating profit, adjusted segment operating profit and net sales, excluding these Special Items and the results of the Westfalia business, to provide investors with a better understanding of the Company’s view of fourth quarter and full year results as compared to 2016 guidance and prior periods.

(2)
We evaluate growth in our operations on both an as reported basis and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior period’s currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. See Appendix II for reconciliation.

(3)
Excluding "Special Items". Included in Appendix IV, "2017 Guidance Reconciliation", this non-GAAP measure has been reconciled to the most comparable GAAP measure. "Special Items" detail certain costs, expenses, and other charges that are included in the determination of operating profit under GAAP, but that management would not consider important in evaluating the quality of the Company's operating results as they are not indicative of the Company's core operating results or may obscure trends useful in evaluating the Company's continuing activities.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	December 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,240	$23,520
Receivables, net	77,570	63,050
Inventories	146,020	119,470
Prepaid expenses and other current assets	12,160	5,120
Total current assets	285,990	211,160
Property and equipment, net	93,760	45,890
Goodwill	120,190	4,410
Other intangibles, net	86,720	56,020
Deferred income taxes	9,370	4,500
Other assets	17,340	9,600
Total assets	$613,370	$331,580
Liabilities and Shareholders' Equity
Current liabilities:
Current maturities, long-term debt	$22,900	$10,130
Accounts payable	111,450	78,540
Accrued liabilities	63,780	39,820
Total current liabilities	198,130	128,490
Long-term debt	327,040	178,610
Deferred income taxes	25,730	2,910
Other long-term liabilities	30,410	19,570
Total liabilities	581,310	329,580
Commitments and contingent liabilities	—	—
Total Horizon Global shareholders' equity	32,360	2,000
Noncontrolling interest	(300)	—
Total shareholders' equity	32,360	2,000
Total liabilities and shareholders' equity	$613,670	$331,580

Horizon Global Corporation
Consolidated Statements of Income (Loss)
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Net sales	$183,610	$121,270	$649,200	$575,510
Cost of sales	(149,090)	(89,040)	(488,850)	(432,470)
Gross profit	34,520	32,230	160,350	143,040
Selling, general and administrative expenses	(47,640)	(30,070)	(145,150)	(121,350)
Impairment of intangible assets	(6,120)	—	(8,360)	—
Net loss on dispositions of property and equipment	(20)	(270)	(540)	(2,120)
Operating profit	(19,260)	1,890	6,300	19,570
Other expense, net:
Interest expense	(7,480)	(4,220)	(20,080)	(8,810)
Other expense, net	(440)	(710)	(2,610)	(3,740)
Other expense, net	(7,920)	(4,930)	(22,690)	(12,550)
Income (loss) before income tax	(27,180)	(3,040)	(16,390)	7,020
Income tax benefit (expense)	4,630	1,310	3,730	1,280
Net income (loss)	$(22,550)	$(1,730)	$(12,660)	$8,300
Less: Net (loss) attributable to noncontrolling interest	(300)		(300)	—
Net income (loss) attributable to Horizon Global	(22,250)	$(1,730)	$(12,360)	$8,300
Net income (loss) per share attributable to Horizon Global:
Basic	$(1.07)	$(0.10)	$(0.66)	$0.46
Diluted	$(1.07)	$(0.10)	$(0.66)	$0.46
Weighted average common shares outstanding:
Basic	20,751,524	18,064,491	18,775,500	18,064,491
Diluted	20,751,524	18,160,852	18,775,500	18,160,852

Horizon Global Corporation
Consolidated Statements of Cash Flows
(Unaudited - dollars in thousands)

	Twelve months ended December 31,
	2016	2015
Cash Flows from Operating Activities:
Net income (loss)	$(12,660)	$8,300
Adjustments to reconcile net income (loss) to net cash provided by operating activities, net of acquisition impact:
Net loss on dispositions of property and equipment	540	2,120
Impairment of intangible assets	8,360	—
Depreciation	10,260	9,740
Amortization of intangible assets	7,960	7,340
Amortization of original issuance discount and debt issuance costs	2,090	830
Deferred income taxes	(8,430)	(4,920)
Non-cash compensation expense	3,860	2,530
Amortization of purchase accounting inventory step-up	6,680	—
(Increase) decrease in receivables	4,740	(5,460)
(Increase) decrease in inventories	10,650	(30)
(Increase) decrease in prepaid expenses and other assets	(6,300)	140
Increase (decrease) in accounts payable and accrued liabilities	6,300	5,870
Other, net	1,360	450
Net cash provided by operating activities	35,410	26,910
Cash Flows from Investing Activities:
Capital expenditures	(14,540)	(8,320)
Net proceeds from disposition of property and equipment	470	1,510
Net cash used for investing activities	(14,070)	(6,810)
Cash Flows from Financing Activities:
Proceeds from borrowing on credit facilities	41,820	119,340
Repayments of borrowings on credit facilities	(40,200)	(118,890)
Proceeds from Term B Loan, net of issuance costs	148,180	192,820
Repayments of borrowings on Term B Loan	(10,000)	(5,000)
Proceeds from ABL Facility, net of issuance costs	118,430	57,120
Repayments of borrowings on ABL Facility	(118,430)	(59,430)
Repayments of Westfalia Group debt	(39,000)	—
Cash dividend paid to former parent	—	(214,500)
Net transfers (to) from former parent	—	27,630
Other, net	(300)	—
Net cash provided by (used for) financing activities	100,500	(910)
Effect of exchange rate changes on cash	(750)	(1,390)
Cash and Cash Equivalents:
Increase (decrease) for the year	121,090	17,800
At beginning of year	26,720	5,720
At end of year	$147,810	$23,520
Supplemental disclosure of cash flow information:
Cash paid for interest	$17,330	$7,870

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Horizon Americas
Net sales	$93,070	$87,280	$443,240	$429,310
Operating profit	$3,050	$5,900	$38,680	$30,300
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$(780)	$2,050	$4,130	$7,580
Loss on software disposal	$—	$—	$—	$1,870
Impairment of intangible assets	$3,780	$—	$6,110	$—
Adjusted operating profit	$6,050	$7,950	$48,920	$39,750

Horizon Asia-Pacific
Net sales	$26,060	$24,350	$101,880	$95,270
Operating profit	$2,400	$2,800	$11,230	$7,650
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$—	$—	$—	$170
Adjusted operating profit	$2,400	$2,800	$11,230	$7,820

Horizon Europe-Africa
Net Sales	$64,480	$9,640	$104,080	$50,930
Operating loss	$(13,840)	$(900)	$(13,320)	$(100)
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$800	$50	$1,120	$940
Impairment of intangible assets	$2,420	$—	$2,420	$—
Amortization of inventory step-up	$6,680	$—	$6,680	$—
Acquisition costs	$970	$—	$970	$—
Adjusted operating profit (loss)	$(2,970)	$(850)	$(2,130)	$840

Operating Segments
Operating profit (loss)	$(8,390)	$7,800	$36,590	$37,850
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$20	$2,100	$5,250	$8,690
Loss on software disposal	$—	$—	$—	$1,870
Impairment of intangible assets	$6,200	$—	$8,530	$—
Amortization of inventory step-up	$6,680	$—	$6,680	$—
Acquisition costs	$970	$—	$970	$—
Adjusted operating profit	$5,480	$9,900	$58,020	$48,410

Corporate Expenses
Operating loss	$(10,790)	$(5,910)	$(30,290)	$(18,280)
Special Items to consider in evaluating operating loss:
Acquisition costs	$4,860	$—	$9,430	$—
Adjusted operating loss	$(5,930)	$(5,910)	$(20,860)	$(18,280)

Total Company
Net sales	$183,610	$121,270	$649,200	$575,510
Operating profit (loss)	$(19,180)	$1,890	$6,300	$19,570
Total Special Items to consider in evaluating operating profit (loss)	$18,730	$2,100	$30,860	$10,560
Adjusted operating profit (loss)	$(450)	$3,990	$37,160	$30,130

Horizon Global Corporation
Company and Operating Segment Financial Information, Excluding Westfalia
(Unaudited - dollars in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Operating Segments
Net sales	$183,610	$121,270	$649,200	$575,510
Operating profit (loss)	$(8,390)	$7,800	$36,590	$37,850
Total Special Items	$13,870	$2,100	$21,430	$10,560
Adjusted operating profit	$5,480	$9,900	$58,020	$48,410

Westfalia Group
Net sales	$54,500	$—	$54,500	$—
Operating loss	$(9,630)	$—	$(9,630)	$—
Special Items to consider in evaluating operating loss:
Severance and business restructuring costs	$830	$—	$830	$—
Amortization of inventory step-up	$6,680	$—	$6,680	$—
Acquisition costs	$850	$—	$850	$—
Adjusted operating loss	$(1,270)	$—	$(1,270)	$—

Operating Segments, excluding the Westfalia Group
Net sales	$129,110	$121,270	$594,700	$575,510
Operating profit (loss)	$1,240	$7,800	$46,220	$37,850
Total Special Items	$5,510	$2,100	$13,070	$10,560
Adjusted operating profit	$6,750	$9,900	$59,290	$48,410

Corporate Expenses
Operating loss	$(10,790)	$(5,910)	$(30,290)	$(18,280)
Total Special Items	$4,860	$—	$9,430	$—
Adjusted operating loss	$(5,930)	$(5,910)	$(20,860)	$(18,280)

Horizon Global, excluding the Westfalia Group
Net sales	$129,110	$121,270	$594,700	$575,510
Operating profit (loss)	$(9,550)	$1,890	$15,930	$19,570
Total Special Items	$10,370	$2,100	$22,500	$10,560
Adjusted operating profit	$820	$3,990	$38,430	$30,130

Appendix I

Horizon Global Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

This appendix details certain costs, expenses, and other charges, collectively described as ''Special Items,'' that are included in the determination of net income under GAAP, but that management would not consider important in evaluating the quality of the Company's operating results as they are not indicative of the Company's core operating results or may obscure trends useful in evaluating the Company's continuing activities. Accordingly, the Company presents adjusted net income and adjusted diluted earnings per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Net income (loss), as reported	$(22,250)	$(1,730)	$(12,360)	$8,300
Impact of Special Items to consider in evaluating quality of income (loss):
Severance and business restructuring costs	20	2,100	5,250	8,690
Loss on software disposal	—	—	—	1,870
Impairment of intangible assets	6,200	—	8,530	—
Amortization of inventory step up	6,680	—	6,680	—
Acquisition costs	6,160	—	10,740	—
Tax impact of Special Items	(4,510)	680	(6,440)	3,280
Adjusted net income (loss)	$(7,700)	$1,050	$12,400	$22,140

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Diluted earnings (loss) per share, as reported	$(1.07)	$(0.10)	$(0.66)	$0.46
Impact of Special Items to consider in evaluating quality of EPS:
Severance and business restructuring costs	—	0.12	0.28	0.48
Loss on software disposal	—	—	—	0.10
Impairment of intangible assets	0.30	—	0.45	—
Amortization of inventory step up	0.32	—	0.35	—
Acquisition costs	0.30	—	0.56	—
Tax impact of Special Items	(0.22)	0.04	(0.34)	0.18
Adjusted earnings (loss) per share	$(0.37)	$0.06	$0.64	$1.22

Weighted-average shares outstanding, diluted, as reported	20,751,524	18,160,852	18,775,500	18,160,852
Dilution effect on adjusted net income (loss)	—	—	302,329	—
	20,751,524	18,160,852	19,077,829	18,160,852

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

	Three months ended December 31, 2016				Twelve months ended December 31, 2016
	Consolidated	Horizon Americas	Horizon Asia-Pacific	Horizon Europe-Africa	Consolidated	Horizon Americas	Horizon Asia-Pacific	Horizon Europe-Africa
Revenue growth as reported	51.4%	6.6%	7.0%	568.9%	12.8%	3.2%	6.9%	104.4%
Less: growth attributable to Westfalia Group	44.9%	—%	—%	565.3%	9.5%	—%	—%	107.0%
Revenue growth Legacy Business	6.5%	6.6%	7.0%	3.6%	3.3%	3.2%	6.9%	(2.6)%
Less: currency impact	0.6%	0.3%	4.2%	(6.2)%	(0.9)%	(0.1)%	(0.8)%	(7.6)%
Legacy Business revenue growth at constant currency	5.9%	6.3%	2.8%	9.8%	4.2%	3.3%	7.7%	5.0%

Appendix III

Horizon Global Corporation
LTM Bank EBITDA as Defined in Credit Agreement
(Unaudited - dollars in thousands)

This appendix reconciles net income to "Consolidated Bank EBITDA" as defined in our credit agreement.  We believe this reconciliation provides valuable supplemental information regarding our capital structure, consistent with how we evaluate our performance.

	Year ended December 31,
	2016	2015
Net income income (loss) attributable to Horizon Global	$(12,360)	$8,300
Bank stipulated adjustments:
Interest expense, net (as defined)	20,080	8,810
Income tax benefit	(3,730)	(1,280)
Depreciation and amortization	18,220	17,080
Extraordinary charges	6,830	—
Non-cash compensation expense(a)	3,860	2,530
Other non-cash expenses or losses	16,460	11,350
Pro forma EBITDA of permitted acquisition	13,910	—
Interest-equivalent costs associated with any Specified Vendor Receivables Financing	1,200	900
Items limited to 25% of consolidated EBITDA:
Non-recurring expense(b)	4,190	5,000
Acquisition integration costs(c)	4,290	—
Synergies related to permitted acquisition(d)	12,500	—
EBITDA limitation for non-recurring expenses(e)	(4,860)	—
Consolidated Bank EBITDA, as defined	$80,590	$52,690

	December 31, 2016	December 31, 2015
Total Consolidated Indebtedness(f)	$288,140	$175,760
Consolidated Bank EBITDA, as defined	80,590	52,690
Actual leverage ratio	3.58 x	3.34 x
Covenant requirement	5.25 x	5.25 x
_________________________________

(a)	Non-cash compensation expenses resulting from the grant of restricted shares of common stock and common stock options.

(b)
Under our credit agreement, costs and expenses related to cost savings projects, including restructuring and severance expenses, are not to exceed $5 million in any fiscal year and $20 million in aggregate, commencing on or after January 1, 2015.

(c)	Under our credit agreement, costs and expenses related to the integration of the Westfalia Group acquisition, are not to exceed $10 million in any fiscal year and $30 million in aggregate.

(d)
Under our credit agreement, the add back for the amount of reasonably identifiable and factually supportable "run rate" cost savings, operating expense reductions, and other synergies cannot exceed $12.5 million for the Westfalia acquisition.

(e)	The amounts added to Consolidated Net Income pursuant to items in notes 2-4 shall not exceed 25% of Consolidated EBITDA, excluding these items, for such period.

(f)
"Total Consolidated Indebtedness" refers to the sum of "long-term debt" and "current maturities, long-term debt" less domestic cash of $30.0 million and $13.0 million as of December 31, 2016 and 2015, respectively.

Appendix IV

Horizon Global Corporation
2017 Guidance Reconciliation
(Unaudited - dollars in thousands, except per share amounts)

The following appendix reconciles the non-GAAP financial measures the Company provides guidance on to the most comparable GAAP measure.

	Year ending on December 31, 2017				Year ended December 31, 2016
	Low End of Guidance		High End of Guidance
Revenue	$844,000		$876,400		$649,200
Operating Profit	40,000	4.7%	46,000	5.2%	6,300	1.0%
Estimated Special Items	13,000	1.5%	13,000	1.5%	30,860	4.8%
Adjusted Operating Profit	$53,000	6.3%	$59,000	6.7%	$37,160	5.7%
Basis Point Improvement		60 bps		100 bps

	Year ending on December 31, 2017
	Low End of Guidance	High End of Guidance
Diluted EPS	$0.46	$0.56
Impact of Special Items (including tax impact)	0.44	0.44
Adjusted Diluted EPS	$0.90	$1.00

Estimated Diluted Weighted Average Common Shares Outstanding	26,100,000	26,100,000